 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 30, 2010

  VENTURA ASSETS LIMITED
 (Exact name of registrant as specified in Charter)

Colorado	000-53186	37-1441050
(State of incorporation)	(Commission File No.)	(IRS Employee Identification No.)
1700 Pacific Ave, Suite 1880, Dallas, Texas 75201
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (214) 855-0808

2591 Dallas Parkway, Suite 102, Frisco, TX 75034
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 30, 2010, Ventura Assets Limited (the “Company”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) by and among the Company, Halter Capital Corporation (“Halter Capital”) and Bon Amour International, LLC (“Bonamour”), pursuant to which Bonamour acquired 1,255,000 shares of Company common stock (representing approximately 83.6% of our issued and outstanding common stock) from Halter Capital for cash consideration of $370,000. The Stock Purchase Agreement acquisition transaction closed on January 6, 2011, and resulted in a change of control of the Company. Bonamour raised the cash consideration for the acquisition through the issuance of debt instruments to 10 lenders. The Stock Purchase Agreement provided for the resignation of Kevin B. Halter Jr., our President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and sole Director, and the appointment of Nathan W. Halsey as our sole director.

Item 5.01	Changes in Control of Registrant

The information contained in Item 1.01 of this Current Report is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The information contained in Item 1.01 of this Current Report is incorporated by reference into this Item 5.02.

Under the terms of the Stock Purchase Agreement, Kevin B. Halter, Jr., the sole director of the Company in office immediately prior to the closing, shall resign as the sole director of and from all officer positions held with the Company, to be effective upon the expiration of the 10-day period (the “10-day Period”) following the filing and delivery of an Information Statement required by Rule 14f-1 promulgated under the Securities Exchange Act of 1934, as amended, which occurred on January 10, 2011.  Nathan Halsey was appointed to serve on the Company’s Board of Directors effective upon the conclusion of the 10-day Period. Nathan W. Halsey plans to appoint himself President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer of the Company subsequent to the effectiveness of his appointment as sole director.

Nathan W. Halsey, age 34, is the sole Manager, Chief Executive Officer and President of Bon Amour International, LLC. Mr. Halsey began his career as a management and strategy consultant for Ernst & Young, LLP. In this capacity, Mr. Halsey provided transformation advisory services to telecommunications companies. Mr. Halsey’s clients included businesses that ranged in size from start‐ups to Fortune 500 companies such as AT&T. In 2003, Mr. Halsey founded NWH Management, LLC, a holding and investment company with a focus on energy exploration and commercial real estate development. Between 2003 and 2008, Mr. Halsey oversaw the launch of three start-up portfolio companies, managed over $150 million in investments in energy exploration, commercial real estate development, and private equity participation in early stage technology companies. In 2009, Nathan became sole Manager, Chief Executive Officer and President of Bon Amour International, LLC, a NWH Management, LLC portfolio company. In May 2010, Nathan oversaw the opening of the Bonamour Asia regional headquarters office in Hong Kong. In its first four months of operations, Bonamour Asia expanded from Hong Kong to Singapore, Malaysia, and Indonesia.

Item 9.01	Financial Statements and Exhibits
(d)  Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Form 8-K.

Exhibit No.	Description
10.1	Stock Purchase Agreement dated December 30, 2010 by and among Ventura Assets Limited, Halter Capital Corporation and Bon Amour International, LLC

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 10, 2011

VENTURA ASSETS LIMITED

By: /s/Kevin B. Halter, Jr.

President and Principal Executive Officer